                                                                      Exhibit 24

         LIMITED POWER OF ATTORNEY FOR SECTION 16 REPORTING OBLIGATIONS

                                POWER OF ATTORNEY

               Know all by these present, that the undersigned hereby
constitutes and appoints each of Jason A. Amello and Nicole R. Hadas, signing singly, as the undersigned's true and lawful attorney-in-fact to:

        (1)    execute for and on behalf of the undersigned, in the
               undersigned's capacity as an officer and/or director or
               shareholder of Akebia Therapeutics, Inc. (the "Company"), Forms
               3, 4 and 5 in accordance with Section 16(a) of the Securities
               Exchange Act of 1934, as amended (the "Act"), and the rules thereunder;

        (2)    do and perform any and all acts for and on behalf of the
               undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 and timely file such form with the United States Securities and Exchange Commission and any
               stock exchange or similar authority; and

        (3)    take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

               The undersigned hereby grants to each attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all the acts such attorney-in-fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that each of the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with Section 16 of the Act.

               This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to each of the foregoing attorneys-in-fact.

IN WITNESS  WHEREOF,  the  undersigned  has caused  this Power of Attorney to be executed as of March 11, 2014.

                                   By:         /s/ John P. Butler
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                                   Print Name: John P. Butler
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